Accountants' Consent

The Board of Directors
Synovus Financial Corp:

We consent to the use of our report  incorporated herein by reference and to the
reference   to  our   firm   under   the   heading   "Experts"   in  the   Proxy
Statement/Prospectus.

Atlanta, Georgia                        /s/KPMG Peat Marwick LLP
October 13, 1998                          KPMG Peat Marwick LLP



                                  Exhibit 23.1